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                                                                    EXHIBIT 10.2

                                     OFFICER
                              SHORT TERM DISABILITY

                            Summary Plan Description

                                Table of Contents

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I.      Administrative Information......................................    2
II.     Description of Coverage.........................................    2
III.    Exclusions and Limitations......................................    4
IV.     Termination of Coverage.........................................    4
V.      Conversion......................................................    4
VI.     Claim Denial and Appeal Procedure...............................    5
VII.    General Information.............................................    5
VIII.   ERISA Information...............................................    6
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ScanSoft, Inc. has established a plan whereby it will pay to its employees out of general assets Short Term Disability Benefits as described in this Plan Document.

I. ADMINISTRATIVE INFORMATION

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INSURER               There is no insurer. ScanSoft, Inc. (SCANSOFT) will pay all short term disability benefits to employees covered under this plan out of its general assets.

ELIGIBLE EMPLOYEES    All active, regularly scheduled employees who are Officers of ScanSoft.
                      Employees must have served 90 days of service prior to the first day of disability in order to be eligible for benefits under this plan. Employees who are considered seasonal or temporary employees are not eligible for coverage.

                          1.     To be considered an eligible employee, the employee must be directly employed and compensated for services by the employer,
                                 i.e., consultants, subcontractors, etc. are riot eligible
                                 employees.

                          2.     To be eligible the employee must work at least 30 hours per week.

DOCTOR'S REPORT       SCANSOFT has the right to request a doctor's report at any time and as often as it feels necessary during the employee's disability. If you do not provide the requested doctor's report within a reasonable time as determined by SCANSOFT, SCANSOFT will have the right to hold future payments until the doctor's report is received. In addition, SCANSOFT will request a doctor's statement verifying your ability to return to work.

REQUIREMENT OF A      SCANSOFT may request that you be examined by another physician either
PHYSICAL              during your disability or prior to your return to work. If you refuse to be examined, SCANSOFT will have the right to terminate all future payments until such time as you are able to return to work.

II.  DESCRIPTION OF COVERAGE

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AMOUNT OF EMPLOYEE'S     Upon proof of total disability resulting from a non-occupational injury
SHORT TERM DISABILITY    or  sickness, including  pregnancy, you will receive 100% of basic weekly
BENEFIT                  earnings subject to the limitations noted in the following paragraphs.

NOTES:                         1.       For disabilities involving a fraction of a week, payment
                                        will be based on the number of hours you were away from
                                        work.

                               2.       Employees who receive benefits from a state mandated disability statute will receive from this plan, the difference
                                        between the benefit derived according to the terms of this plan and the amount paid by the state plan.


DEFINITION OF "TOTAL     "Total disability" means your inability, as a result of a NON-OCCUPATIONAL
DISABILITY"              injury or  NON-OCCUPATIONAL sickness or pregnancy, to perform the material duties of your regular job functions.

DEFINITION OF "ILLNESS"  "Illness" shall mean a condition other than pregnancy or a non-occupational sickness or bodily disorder or disease, or mental or nervous disease or disorder.

PREGNANCY                Pregnancy shall mean a condition during which an employee is carrying a live fetus and up to twelve week period immediately following delivery of such fetus.

DEFINITION OF "INJURY"   "Injury" shall mean a non-occupational accident or bodily injury and shall include all injuries resulting from an accident and all complications arising from

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 This summary is prepared for your convenience. ScanSoft reserves the right to change, modify or alter this plan at any time. ScanSoft also reserves the right to interpret provisions that are not clear.

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                             such injuries or accident.

DEFINITION OF "BASIC         "Basic Earnings" shall mean the employee's regular rate of pay
EARNINGS"                    including commissions averaged over the lesser of (a) the 12 month period of employment just prior to the date disability begins or (b)
                             the period of employment.

RECURRENT DISABILITIES       If you return to work from a disability for which benefits were payable and within one week again become disabled from the same or related injury or illness, the disability will be considered a continuation of the first disability benefits will be paid for only the remaining balance of the benefit period.

                             If you return to work from a disability for which benefits were payable and after one day of work becomes disabled from an unrelated injury or illness, the disability will be considered a new disability. Therefore, the second disability will be eligible for a new benefit duration period.

EFFECTIVE DATE OF            Increases in the amount of benefit as a result of a salary adjustment
CHANGE IN AMOUNT OF          are effective as of the date of the salary change, if you
INSURANCE                    are actively at work on date. If the date of the change falls on a weekend or holiday, the adjustment will be effective if you were actively at work on the last day of work prior to said weekend or holiday. Otherwise, you will be eligible for the increased benefit on the date you return to active work. Decreases are effective immediately even if you are not actively at work.

MINIMUM MOMTHLY PAYMENT      None

MAXIMUM WEEKLY BENEFIT       None

RETIRED EMPLOYEE COVERAGE    The short-term disability program terminates at retirement.

ELIMINATION PERIOD           There is no elimination period and benefits start to accrue on the first day of disability.


BENEFIT PERIOD               If you are disabled according to the definition of disability described above due to sickness, pregnancy, or injury, benefit payments will be paid for the less of:

                             A. The period you are totally disabled OR

                             B. 12 weeks OR C. The date LTD benefits become payable.

WKKLY BENEFIT OFFSETS        The amount of disability income benefits paid by SCANSOFT will be reduced by:

                             1.    Any disability or retirement benefits which you receive under the US Social Security Act, Canadian Pension Act, the Quebec
                                   Pension Plan or similar Plan or Act, AND

                             2.    Any amount for which you are eligible under the mandatory
                                   portion of any no-fault motor vehicle plan, AND

                             3.    The amount of any disability income benefits for which you are eligible under any compulsory benefit act or law, (such as the
                                   Cash Sickness Laws in New York, New Jersey, California, Rhode
                                   Island, Hawaii and Puerto Rico), AND

                             4.    The amount of disability income benefits provided by any other group plan sponsored by SCANSOFT

PARTIAL DISABILITY           If you return to work on a part time basis, you will continue to receive benefits under the plan. However, any income received will be used to reduce the amount of the disability payment that would have otherwise been paid. In no event will the combination of earnings and disability income payments exceed the employee's pre-disability earnings.
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 This summary is prepared for your convenience. ScanSoft reserves the right to change, modify or alter this plan at any time. ScanSoft also reserves the right to interpret provisions that are not clear.

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III. EXCLUSIONS AND LIMITATIONS

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PRE-EXISTING                 None.
CONDITION LIMITATION

EXCLUSIONS                   This policy does not cover any disability resulting from:

                                   1.     Any injury contracted wile engaged in any act
                                          pertaining to any occupation or employment for wage or
                                          profit, OR

                                   2.     Any disease contracted while engaged in any act
                                          pertaining to any occupation or employment for wage or
                                          profit which is covered by Workers' Compensation,
                                          Occupational Disease Law or similar legislation.

LIMITATIONS                        1.     No payment will be made for any period of disability
                                          during which you are not under the regular care of a
                                          physician

                                   2.     No payment will be made for any day on which you are
                                          performing work of any kind, for wage or profit unless
                                          it is part of a return to work program as outlined on
                                          Page 5, Partial Disability Section.

                                   3.     No payment will be made for any day on which you receive
                                          your normal salary from SCANSOFT.

MENTAL ILLNESS               Disability resulting from mental illness will be treated the same as
LIMITATION                   any other illness.

ALCOHOL AND DRUG             Disability resulting from alcohol or drug abuse will be treated the
ABUSE LIMITATION             same as any other illness.
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IV. TERMINATION OF COVERAGE

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TEMPORARY                    You will cease to participate in this plan on the day a leave of
LAYOFF/LEAVE OF ABSENCE      absence or layoff commences. However, if you are disabled at the time of the commencement of the leave or layoff, benefits will continue to be paid according to the terms of this plan.

TERMINATION OF EMPLOYMENT    You will cease to participate in this plan as of the day you last performed your normal job functions. However, if you are disabled at the time of termination of employment, benefits will continue to be paid according to the terms of this plan.
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V. CONVERSION

There is no right to purchase an individual short term disability contract upon termination of coverage under this plan.

 This summary is prepared for your convenience. ScanSoft reserves the right to change, modify or alter this plan at any time. ScanSoft also reserves the right to interpret provisions that are not clear.

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VI. DENIAL OF CLAIM

NOTICE OF DENIAL OF CLAIM

If any benefits are denied, either in whole or in part, notification of the specific reason or reasons for the denial will be given along with reference to the pertinent plan provisions on which the denial is based. Guidance as to the additional material or information required to perfect the claim will also be given.

Notice of any decision denying the claim must be furnished within 90 days after the claim is filed. If special circumstances require an extension of time to act on the claim, another 90 days will be allowed. If such an extension is required, the Plan Administrator (SCANSOFT) will give notification before the end of the initial 90-day period. If the claim is not processed or a notice is riot given within these time periods, the claim will be deemed to have been denied for the purpose of proceeding to the claim review procedure as described below.

APPEAL OF A CLAIM DENIAL

If there are any questions about a claim payment, the Plan Administrator (SCANSOFT) should be contacted. If it is desired to initiate a claim review procedure because there is disagreement with the reasons why the claim was denied, the Plan Administrator should be notified in writing within 60 days after receipt of the written claim denial. The claimant, or anyone authorized to act on his or her behalf, may make a request for a review of the claim and examination of any pertinent documents. The reasons why it is believed that the claim should not have been denied, as well as any data, questions or appropriate comments, should be submitted in writing.

DECISION ON REVIEW

Notification of the final decision will be given 60 days after receipt of a request for review unless special circumstances require an extension of time for processing, in which event a further 60 days will be allowed.

VII. SOME GENERAL INFORMATION TO KNOW

When must SCANSOFT be notified of a claim?

You must give SCANSOFT written notice of claim within 15 days of the date disability starts. If that is not possible, you must notify SCANSOFT as soon as you can.

When SCANSOFT receives your written notice of claim, SCANSOFT will send you out claim forms. If you do not receive the forms within 15 days after you sent the notice, you can send written proof of claim without waiting for the form.

When does proof of claim have to be given?

You must give SCANSOFT proof of the claim no later than 30 days after the date disability started.

If it is not possible for you to give proof within these time limits, it must be given as soon as reasonably possible. But you may not give proof later than 90 days after the time it is otherwise required.

You must give SCANSOFT proof of continued disability and regular attendance of a physician within 30 days of the date requested.

The proof must cover 1) the date the disability started; 2) the cause of disability; and 3) how serious the disability is.

When are claims paid?

When SCANSOFT receives proof of claim, benefits payable under the policy will be paid on normal payroll dates.

 This summary is prepared for your convenience. ScanSoft reserves the right to change, modify or alter this plan at any time. ScanSoft also reserves the right to interpret provisions that are not clear.

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Who are claims paid to?

All benefits are payable to you. But if a benefit is payable to your estate, or if you are a minor, or you are not competent, SCANSOFT may pay another party on your behalf. If SCANSOFT pays benefits in good faith to a relative, it will not have to pay such benefits again.

HOW CAN STATEMENTS MADE IN ANY APPLICATION FOR BENEFIT BE USED?

In the absence of fraud, all statements you made when applying for benefits are considered representations and not warranties (absolute guarantees). No statements by you will be used to reduce or deny a claim:

      1.    after 2 years from your most recent effective date of employment;
            and

      2.    unless a copy of your statements has been given to you.

What happens if facts are misstated?

      If relevant facts about you were not accurate the true facts will prevail and the amount of benefit will be re-calculated based on true facts. SCANSOFT will have the right to recover any overpayment because of misstated facts.

DOES THIS COVERAGE AFFECT WORKERS' OR COMPENSATION?

This plan is not in lieu of, and does not affect, any requirement for coverage by workers' compensation insurance.

VIII. ERISA GENERAL INFORMATION

1. Name of Plan:            Sr. Management Short Term Disability Plan, ScanSoft,
                            Inc.

2. Policyholder/Employer:   ScanSoft, Inc.
                            9 Centennial Drive
                            Peabody, MA 01960

3.    (A) Employer Identification Number (EIN) assigned to the Plan Sponsor by
      IRS: 94- 3156479

      (B) Plan number assigned by the Plan Sponsor/Employer: 506(a)

4.    Type of Plan: Short Term Disability

5.    Funding: The Employer completely funds the benefits out of general assets.

6.    Plan Administrator:   ScanSoft, Inc.
                            9 Centennial Drive
                            Peabody, MA 01960

7.    Agent for service of legal process: Plan Administrator (see above)

8. The eligibility requirements, termination provisions and a description of the circumstances that may result in disqualification, ineligibility, or denial or loss of any benefits are described in this Summary Plan Description.

9.    The sources of contributions to the plan: 100% Employer

 This summary is prepared for your convenience. ScanSoft reserves the right to change, modify or alter this plan at any time. ScanSoft also reserves the right to interpret provisions that are not clear.

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10.   The date of the end of the year for purposes of maintaining the plan's fiscal records: May 31st

11. Claims - The procedures to be followed in presenting claims for benefits under the plan and the remedies for the redress of claims which are denied in whole or in part are described in this Summary Plan Description.

12.   Statement of ERISA Rights:

      As a participant in this plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

      (A) Examine, without charge, at the plan administrator's office and at other specified locations, such as work sites and union halls, all plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

      (B) Obtain copies of all plan documents and other plan information upon written request to the plan administrator. The administrator may make a reasonable charge for the copies.

      (C) Receive a summary of the plan's annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary annual report.

      In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called "fiduciaries" of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA. If your claim for a welfare benefit is denied in whole or in part you must receive a written explanation of the reason for denial. You have the right to have the plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court.

      In such a case, the court may require the plan administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay the court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (e.g. if it finds your claim is frivolous). If you have any questions about your plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

 This summary is prepared for your convenience. ScanSoft reserves the right to change, modify or alter this plan at any time. ScanSoft also reserves the right to interpret provisions that are not clear.

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